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                             ADDITIONAL EXHIBITS          Exhibit 99


              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 11-K

       [ X ]    ANNUAL REPORT PURSUANT TO SECTION 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934
                For the fiscal year ended December 31, 1994

                                     OR

       [  ]     TRANSITION REPORT PURSUANT TO SECTION 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934
                For the transition period from________to _______

                       Commission File Number 1-10602

A. Full title of the plan and the address of the plan, if different from that of the issuer named below.

          The Bank of Louisville Employee Stock Ownership Plan

B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office.

          Mid-America Bancorp
          500 West Broadway
          Louisville, Kentucky 40202



                            REQUIRED INFORMATION

Financial statements and schedules prepared in accordance with the financial reporting requirements of ERISA will be filed under cover of Form SE within 180 days of the Plan's year-end (December 31, 1994).